Exhibit 5.1

August 9, 2004

ISTA Pharmaceuticals, Inc.

15279 Alton Parkway, Suite 100

Irvine, California 92618

Re: Registration Statement on Form S-3 — Registration No. 333-114815

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Pharmaceuticals, Inc., a Delaware corporation (the “Company”) of up to two hundred and fifty thousand (250,000) shares of Common Stock, $0.001 par value per share, of the Company (the “Company Shares”) pursuant to the Registration Statement on Form S-3, Registration No. 333-114815, filed the Company with the Securities and Exchange Commission (the “Commission”) on April 23, 2004 (as amended by Amendment No. 1 thereto, the “Registration Statement”). The prospectus dated May 18, 2004 filed with the Registration Statement is hereinafter referred to as the Base Prospectus. The prospectus supplement dated August 9, 2004, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act, is hereinafter referred to as the Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based on the foregoing, it is our opinion that the Company Shares, when issued and sold in the manner described in the Registration Statement and the related Base Prospectus and the Prospectus Supplement, will be legally issued, fully paid and nonassessable.

August     , 2004

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We consent to the use of this opinion as an exhibit incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH